UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 4, 2003

MADE2MANAGE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	0-23459 (Commission File Number)	35-1665080 (I.R.S. Employer Identification Number)

450 E. 96th Street, Suite 300, Indianapolis, IN (Address of principal executive offices)	46240 (Zip Code)

Registrant's telephone number, including area code:  (317) 249-1200

ITEM 5.     OTHER EVENTS

On August 4, 2003, Made2Manage Systems, Inc. issued a press release announcing shareholder approval of the proposed acquisition of Made2Manage Systems, Inc. by an affiliate of Battery Ventures VI, L.P. and stating that the transaction is slated to close August 7, 2003. A copy of the press release is attached as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed as a part of this report:

(a)         Not Applicable

(b)         Not Applicable

(a)         Exhibits

                  99.1         Press Release dated August 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2003	MADE2MANAGE SYSTEMS, INC. (Registrant) By: /s/ Traci M. Dolan Traci M. Dolan Vice President, Finance and Administration, Chief Financial Officer, Secretary and Treasurer